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Exhibit 10.9

GUNVOR COLOMBIA CI SAS
Av. 82 No. 12-18, Oficina 401 Bogotá, Colombia
Phone +57-1 - 6227978 / 6364768

Date: the 7th of October of 2014

ADDENDUM NO. 2 TO THE COSTAYACO CRUDE OIL SALE AND PURCHASE AGREEMENT

This Addendum (hereinafter the “Addendum”) to the Agreement (as defined below) is entered into on the 7th of October of 2014 by and between GRAN TIERRA ENERGY COLOMBIA LTD, a limited liability company organized under the laws of the State of Utah, acting through its duly registered branch office (hereinafter the “VENDOR”), jointly represented by Adrian Coral Pantoja, identified with Colombian I. D. No. 79.301.050 and Alejandra Escobar Herrera, identified with Colombian I. D. No. 52.646.943, duly authorized to enter into this Addendum according to the Certificate of Existence and Incumbency issued by the Chamber of Commerce attached hereto, and GUNVOR COLOMBIA CI SAS, a company organized under the laws of the Republic of Colombia (hereinafter the “BUYER”), represented by Jaime Alejandro Hoyos Juliao, identified with Colombian I. D. No. 80.082.474, duly authorized to enter into this Addendum according to the written vote dated on the 30th of November of 2012 of the sole partner of Gunvor SAS, attached hereto. The SELLER and the BUYER will be individually called the “PARTY”, and collectively “PARTIES”.

WITNESSETH:

1.
WHEREAS the SELLER and the BUYER on the third day (3rd) of December of 2012 entered into a crude oil sale and purchase agreement (hereinafter the “Agreement”) whereby it was agreed that the SELLER will be able to sell and deliver, and the BUYER must buy and charge whenever the SELLER nominates, up to a maximum quantity of 3,650 barrels of Crude Oil + 10% per day throughout the term of the Agreement.

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ADDENDUM NO. 2 TO THE COSTAYACO CRUDE OIL SALE AND PURCHASE AGREEMENT

2.
WHEREAS according to Addendum No. 1 of the 22nd of November of 2013, the PARTIES agreed to extend the term of the Contract for one (1) further year, as from the expiration of the term initially agreed.

3.	WHEREAS, the PARTIES are interested in amending the Fifth Clause, among other things, to change the markers for the calculation of the price.

THEREFORE, in consideration to the premises and mutual representations, warranties, covenants, agreements and commitments established in this Addendum or referred to in it, the PARTIES agree to amend this Agreement as follows:

FIRST: The PARTIES agree to amend the Fifth Clause of the Contract, which shall be in force as from the first (1st) day of October of 2014, and which shall read as follows:

5.     CRUDE OIL PRICE

THE PARTIES agree that the price of the Crude sold and purchased shall be calculated at the Delivery Point located in the Costayaco field in Putumayo and according to the following formula for each net barrel according to the following formula for each net barrel delivered (for the purposes of this Contract, net will mean Net Standard Volume or NSV).
The price of the Crude will be calculated such as:

P= (A + B) + X – T

The price should be calculated based on the month of cargo of the respective trucks. The amount of the price for future settlement will be BRENT FIRST MONTH as per publication / quote of Crude Oil Marketwire by Platts (code ICLL001). Marker shall be declared by THE BUYER for any of the following dates, by the latest at 4:00pm, Bogota, Colombia time, of the 15th day of each month. According to the Colombian legislation, should the 15th day of each month not be a working day, the declaration shall be made the following working day before 9 am, Bogotá, Colombia time. For all purposes related to this Agreement, Saturdays and Sundays shall not be deemed to be working days. The Marker options will be as follows:

•	1 to 15 of the month of cargo

•	15 to the 30 (31, depending on the month) of the month of cargo

•	Average for the month of cargo

Where:

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ADDENDUM NO. 2 TO THE COSTAYACO CRUDE OIL SALE AND PURCHASE AGREEMENT

P =	Price, stated in Dollars of the United States of America, which THE BUYER shall pay to THE VENDOR for each net barrel of crude oil loaded at the Delivery Point.

A =	Value of reference: The BRENT FIRST MONTH price, as published / quoted of Crude Oil Marketwire by Platts (code ICLL001), corresponding to one of the above declared dates ranges.

B=
VASCONIA DIFFERENTIAL TO FUTURES BRENT STRIP: Will be calculated as the average of the Vasconia (code AAXCB00) as quoted/published by Platts Latin American Wire, corresponding to the previous dates ranges.

X=
Is the differential offered by THE BUYER, expressed in Dollars of the United States of America per net Barrel and equivalent to US$ 1 per barrel. This amount includes all of the costs incurred by THE BUYER from the Point of Receipt up to the Final Point of Delivery. Such costs include: administration, trading, treatment, cargo, unloading and final disposal both of the crude itself as well as of the additional components of the mixture received (water, sediments and impurities).

T=	Is the trucking freight value. It is agreed on 0.63736 COP / km / gl gross on the Point of Receipt up to the Final Point of Delivery.

THE BUYER will make their best efforts regarding truck freight negotiation with reliable counterparties in order to try to obtain always the best trucking freight cost possible. For such purposes, the BUYER must give to the VENDOR, upon request, a description of the different efforts made aimed to obtain such prices and the different prices offered by the transportation companies, evidencing that indeed the BUYER has complied with its contractual obligation.

Each pricing element and the final price shall be calculated to three (3) decimal places; the following arithmetic rules shall be applied:
•if the fourth decimal place is five (5) or greater than five (5), then the third decimal place shall be rounded up to the next digit;
•if the fourth decimal place is four (4) or less than four (4), then the third decimal place will be unchanged.

SECOND. With the exception of the agreements of this document, all other clauses of the Agreement will remain in force in the same terms in which they were initially agreed.

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ADDENDUM NO. 2 TO THE COSTAYACO CRUDE OIL SALE AND PURCHASE AGREEMENT

Free English translation of Spanish language document

ADDENDUM NO. 2 TO THE COSTAYACO CRUDE OIL SALE AND PURCHASE AGREEMENT

In witness whereof the PARTIES sign this document in Bogotá D. C., on the 7th of October of 2014, in two (2) identical counterparts destined to each one of the Parties.

The VENDOR: GRAN TIERRA ENERGY COLOMBIA LTD

/s/ Adrian Coral Pantoja                     /s/ Alejandra Escobar Herrera
Adrian Coral Pantoja             Alejandra Escobar Herrera
Legal Representative                Legal Representative

The BUYER: GUNVOR COLOMBIA CI SAS

/s/ Jaime Alejandro Hoyos Juliao
Jaime Alejandro Hoyos Juliao
Legal Representative

GUNVOR COLOMBIA CI SAS
Av. 82 No. 12-18, Oficina 401 Bogotá, Colombia
Phone +57-1 - 6227978 / 6364768

Fecha: 7 de octubre de 2014

OTROSÍ NO. 2 AL CONTRATO DE COMPRAVENTA DE CRUDO COSTAYACO

El presente otrosí (en adelante el “Otrosí”) al Contrato (como se define abajo) se celebra el 7 de octubre del 2014 por y entre GRAN TIERRA ENERGY COLOMBIA LTD, una sociedad de responsabilidad limitada organizada bajo las leyes del Estado de Utah, actuando a través de su sucursal colombiana debidamente registrada (en adelante el “VENDEDOR”), representada de forma conjunta por Adrian Coral Pantoja, identificado con Cédula de Ciudadanía No. 79.301.050 y Alejandra Escobar Herrera, identificada con Cédula de Ciudadanía No. 52.646.943, debidamente autorizados para celebrar este Otrosí de acuerdo con el Certificado de Existencia y Representación Legal emitido por la Cámara de Comercio que se adjunta al presente documento, y GUNVOR COLOMBIA CI SAS, una sociedad organizada bajo las leyes de la República de Colombia (en adelante el “COMPRADOR”), representada por Jaime Alejandro Hoyos Juliao, portador de la Cédula de Ciudadanía No. 80.082.474, debidamente autorizado para celebrar el presente Otrosí de acuerdo con el voto escrito de fecha de 30 de noviembre de 2012 por parte del único socio de Gunvor SAS, el cual se adjunta al presente documento. El VENDEDOR y el COMPRADOR serán denominados de forma individual la “PARTE”, y de forma conjunta las “PARTES”.

CONSIDERANDOS:

4.
QUE el VENDEDOR y el COMPRADOR suscribieron el día tres (3) de diciembre de 2012 un contrato de compraventa de crudo (en adelante el “Contrato”) por medio del cual se acordó que el VENDEDOR podrá vender y entregar, y el COMPRADOR deberá comprar y cargar cuando el VENDEDOR nomine, hasta una cantidad máxima de 3,650 barriles de Crudo + 10% por día durante el plazo del Contrato.

OTROSÍ NO. 2 AL CONTRATO DE COMPRAVENTA DE CRUDO COSTAYACO

5.
QUE según Otrosí No. 1 del 22 de noviembre de 2013, las PARTES acordaron ampliar el plazo del Contrato por el término de un (1) año adicional, y contado a partir del vencimiento del plazo inicialmente pactado.

6.	QUE las PARTES están interesadas en modificar la Cláusula Quinta, entre otras para cambiar los marcadores para el cálculo del precio.

POR LO TANTO, en consideración de las premisas y de las declaraciones, garantías, pactos, acuerdos y compromisos mutuos, que se establecen en este Otrosí o a los que se hace referencia en el mismo, las PARTES convienen modificar el Contrato de la siguiente manera:

PRIMERA: Las PARTES acuerdan modificar la Cláusula Quinta del Contrato, la cual, será efectiva a partir del primero (1º) de octubre del 2014, y que quedará de la siguiente manera:

5.     PRECIO DEL CRUDO

Las PARTES convienen que el Precio del Crudo vendido y comprado se calculará en el Punto de Entrega de conformidad con la siguiente fórmula para cada barril neto entregado (para efectos de este Contrato, neto significará Volumen Estándar Neto o NSV).
El precio del Crudo se calculará así:

P= (A + B) + X – T

El precio debe calcularse con base en el mes de cargue de los correspondientes camiones. El valor del precio para pago futuro será el BRENT FIRST MONTH según publicación / cotización de Crude Oil Marketwire de Platts (código ICLL001). El Marcador será declarado por EL COMPRADOR para cualquiera de las siguientes fechas, a más tardar a las 4:00 pm, hora de Bogotá, Colombia, del día 15 de cada mes. De conformidad con la legislación colombiana, si el día 15 de cada mes no es un día hábil, la declaración será hecha el siguiente día hábil antes de las 9 am, hora de Bogotá, Colombia. Para todos los fines relacionados con el presente Contrato, ni los sábados ni los domingos se considerarán como días hábiles. Las opciones del Marcador serán las siguientes:

•	1 a 15 del mes de cargue

•	15 al 30 (ó 31, dependiendo del mes) del mes de cargue

•	Promedio del mes de cargue

OTROSÍ NO. 2 AL CONTRATO DE COMPRAVENTA DE CRUDO COSTAYACO

Donde:

P =	Precio, expresado en Dólares de los Estados Unidos de América, que EL COMPRADOR pagará al EL VENDEDOR por cada barril neto de Crudo cargado en el Punto de Entrega.

A =	Valor de Referencia: El precio para BRENT FIRST MONTH, según publicación / cotización Crude Oil Marketwire de Platts (código ICLL001), correspondiente a uno de los rangos de fechas declarados arriba.

B=
VASCONIA DIFFERENTIAL TO FUTURES BRENT STRIP: se calculará como el promedio del diferencial Vasconia (código AAXCB00) según publicación / cotización de Platts Latin American Wire, correspondiente a los anteriores rangos de precios.

X=
Es el diferencial ofrecido por EL COMPRADOR, expresado en Dólares de los Estados Unidos de América por Barril neto y equivalente a USD $ 1 por barril. Este monto incluye todos los costos incurridos por EL COMPRADOR desde el Punto de Entrega hasta el Punto Final de Entrega. Tales costos incluyen: administración, comercialización, tratamiento, cargue, descargue y disposición final tanto del Crudo como tal, como de los componentes adicionales de la mezcla recibida (agua, sedimentos e impurezas).

T=	Es el valor del flete de carro tanque. Queda convenido en 0.63736 COP/km/gl bruto desde el Punto de Entrega hasta el Punto Final de Entrega.

EL COMPRADOR hará sus mejores esfuerzos respecto de la negociación del flete del carro tanque con contrapartes confiables para obtener los mejores costos posibles de fletes. Para dichos efectos, el COMPRADOR deberá entregar al VENDEDOR, cuando este último lo solicite, una descripción de las diferentes esfuerzos realizados encaminados a obtener dichos precios y los diferentes precios ofrecidos por la compañías de transporte, evidenciando que en efecto el COMPRADOR ha dado cumplimiento con su obligación contractual.

Cada elemento del precio y el precio final serán calculados a tres (3) decimales; las siguientes reglas aritméticas serán aplicadas:

OTROSÍ NO. 2 AL CONTRATO DE COMPRAVENTA DE CRUDO COSTAYACO

•Si la cuarta cifra decimal es cinco (5) o mayor que cinco (5), entonces el tercer lugar decimal se redondeará al siguiente dígito;
• Si la cuarta cifra decimal es cuatro (4) o menor que cuatro (4), entonces el tercer lugar decimal no cambiará.

SEGUNDA. Salvo lo acordado mediante el presente documento, las demás cláusulas del Contrato permanecerán vigentes en los mismo términos en que fueron inicialmente pactadas.

En señal de aceptación y constancia de lo anteriormente acordado las PARTES suscriben el presente documento en Bogotá D.C., el 7 de Octubre de 2014, en dos (2) ejemplares de igual valor y tenor con destino a cada una de las Partes.

EL VENDEDOR: GRAN TIERRA ENERGY COLOMBIA LTD

/s/ Adrian Coral Pantoja                     /s/ Alejandra Escobar Herrera
Adrian Coral Pantoja             Alejandra Escobar Herrera
Representante Legal                Representante Legal

ELCOMPRADOR: GUNVOR COLOMBIA CI SAS

/s/ Jaime Alejandro Hoyos Juliao
Jaime Alejandro Hoyos Juliao
Representante Legal